UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

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COGDELL SPENCER INC..

(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 940-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2010, Cogdell Spencer Inc. (the “Company”) issued a press release announcing, among other things, that Frank Spencer will end his full time leadership position as CEO of the Company on October 31, 2010, but plans to continue to stand for election and to remain as a member of the Company's Board of Directors if reelected by stockholders at the Company's 2010 Annual Meeting scheduled for Tuesday, May 4, 2010.

In connection with this development, the Company entered into a Letter Agreement with Mr. Spencer, dated May 3, 2010, which provides for, among other things, the payment by the Company of retirement payments of $2,662,250, three years continued health benefits under the Company’s group health plans and programs applicable to senior executives and vesting of an award of 62,695 LTIP Units which were granted to Mr. Spencer effective March 31, 2008.  In addition, Mr. Spencer will remain subject to the non-competition covenants in his employment agreement through the later of the period that he remains a director of the Company or May 4, 2011.  The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached with this Current Report on Form 8-K as Exhibits 10.1, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.

Dated:  May 3, 2010                                                                            By:          /s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                             Description

Exhibit 10.1                                   Letter Agreement, between Cogdell Spencer Inc. and Frank Spencer, dated May 3, 2010